Exhibit 23.1

ERNST & YOUNG Ernst & Young LLP Phone: 604-891-8200
700 W. Georgia Street Fax 604-643-5422
Vancouver, B.C. V7Y 1C7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 16, 2005 in Amendment No. 1 to the Registration Statement (form SB-2 No. 333-130934) and related prospectus of Golden Aria Corporation dated March 6, 2006 for the registration of 8,545,000 shares of Common Stock.

/s/ Ernst & Young LLP

Vancouver, Canada

March 6, 2006